UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2008

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2008, GeoEye, Inc. (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") reporting that the Company would not be able to timely file with the SEC its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. Based on the foregoing, on August 20, 2008, the Company received a Nasdaq Staff Determination letter notifying the Company that its failure to file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 constitutes non-compliance with a filing requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14) and, therefore, that trading in the Company’s common stock would be subject to suspension and delisting at the opening of business on August 29, 2008 unless the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel").

On Monday, August 25, 2008, the Company filed a request for a hearing before the Panel to appeal the Staff Determination. On the same day, the Company received formal notice from Nasdaq confirming that a hearing before the Panel has been scheduled for Thursday, October 16, 2008, and that the suspension and delisting of the Company’s securities has been stayed pending the Panel’s decision. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing.

As previously disclosed, the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 has been delayed due to the timing of the Company’s completion of an analysis of uncertain tax positions that prevented completion of the report in time for filing by the prescribed deadline. The Company expects to file this Quarterly Report on Form 10-Q within the next several business days.

In compliance with Nasdaq Marketplace Rule 4804(b), a copy of the Company’s press release issued on August 26, 2008, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

August 26, 2008	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release